EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) dated as of April 20, 2023 (the “Effective Date”), is entered into by and among All For One Media Corp., a Utah corporation (the “Parent”), AEMG Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquirer”), and All Entertainment Media Group, Inc., a Delaware corporation (the “Company”). Parent, Acquirer and the Company may be individually referred to herein as a “Party” and collectively as the “Parties”.

BACKGROUND AND RECITALS

WHEREAS, the Company Shareholders set forth on Schedule A annexed hereto own on a fully diluted basis of 100% of the presently issued and outstanding Company Shares, as set forth on Schedule A;

WHEREAS, Parent is a reporting company whose common stock is quoted on the Pink level of the OTC Markets under the symbol (“AFOM”) and has never been a “shell” company;

WHEREAS, the outstanding indebtedness of the Parent is as set forth in the reports and filings made by Parent with the Securities and Exchange Commission (“SEC”) and as appears in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (the “Parent Debt”), which amounts and the holders thereof to be confirmed prior to Closing and included on the AFOM Disclosure Schedule following the date hereof, and such Parent Debtshall be exchanged for the Parent’s Series B Preferred Stock in a transaction pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), with such holders of such indebtedness as enter into Exchange Agreements therefore, under which the holders of Parent Debt will be offered the opportunity to acquire Parent Series B Preferred (as defined below), simultaneously with closing of the Merger (as defined below);

WHEREAS, the respective Boards of Directors of each of Parent, Company and the Acquirer deem it advisable and in the best interests of Parent, the Company and the Acquirer that the Acquirer merge with and into the Company (the “Merger”) pursuant to this Agreement, and the applicable provisions of the laws of the State of Delaware; and

WHEREAS, the Merger is to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code;

NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

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Article I. DEFINITIONS

SECTION 1.01 Definitions. In addition to the other terms defined herein, in this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means the shares of Common Stock of the Parent comprising the Merger Consideration.

(b)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(c)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

(d)	“Company Board” means the Board of Directors of the Company.

(e)

“Company Debt” means up to $60,000 or such other among advanced to the Parent to be used by Parent or further advanced to Company or the Company’s designees by Parent Debt holders to cover certain expenses of the Transactions (including accounting and legal expenses).

(f)	“Company Material Adverse Effect” means a Material Adverse Effect on the Company.

(g)	“Company Shareholders” means all of the holders of the issued and outstanding Company Stock .

(h)	“Company Stock” means the common Stock, $0.01 par value per share, of the Company.

(i)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(j)

“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(l)

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(m)	“Knowledge of the Company” means the knowledge, after and assuming reasonable inquiry, of any director or officer of the Company.

(n)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(o)

“Liabilities” means any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, including without limitation any penalties, interest and/or excise Tax as may be applicable.

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(p)

“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(q)

“Material Adverse Effect”, with respect to any Person, means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of such Person, or (b) the ability of such Person to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economies or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which such Person operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect on a subject Person has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person compared to other participants in the industries in which such Person conducts its business.

(r)	“Merger” means the merger, at the Effective Time, of the Company and the Acquirer pursuant to this Agreement.

(s)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by an Governmental Authority.

(t)	“Parent Board” means the Board of Directors of Parent.

(u)	“Parent Business” means all aspects of any business conducted by Parent and its subsidiaries.

(v)	“Parent Common Stock” means the issued and outstanding shares of the Parent’s Common Stock common stock, $0.001 par value per share, of the Parent.

(w)	“Parent Material Adverse Effect” means a Material Adverse Effect on the Parent.

(x)

“Parent Series A Stock” means the preferred stock, par value $0.001 per share, of Parent issued pursuant to the Certificate of Designation of the Preferences and Rights of Series A Preferred Stock of Parent accepted by the Utah Division of Corporations August 17, 2017, a copy of which has been provided the Parties;

(y)

Parent Series B Stock” means the preferred stock, par value $0.001 per share, of Parent, to be issued pursuant to the Certificate of Designation of the Preferences and Rights of Series B Preferred Stock of Parent, substantially in the form attached hereto as Exhibit A; A Preferred stock, $0.001 Par Value per share.

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(z)

“Parent Shareholders” means the holders of all of the issued and outstanding shares of capital stock of Parent immediately prior to the Effective Time. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

(aa)	“SEC” means the United States Securities and Exchange Commission.

(bb)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(cc)

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

(dd)

“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any Liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(ee)

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(ff)	“Transactions” means the transactions contemplated in this Agreement.

SECTION 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (v) references herein to any gender shall include each other gender; (vi) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (vii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (viii) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (ix) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xii) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xiii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. THE MERGER

SECTION 2.01 The Merger and Effects of the Merger. The Merger shall have the effect provided therefore by the Delaware General Corporation Law (“DGCL”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (as defined below), by virtue of, and simultaneously with, the Merger and without any further action (other than the filing of documents required by the Secretary of State of the State of Delaware or as otherwise required pursuant to applicable Law) on the part of the Parent, the Company or the Acquirer, (a) Acquirer shall merge with and into the Company, and the Company shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), (b) all the properties, rights, privileges, powers and franchises of the Acquirer and the Company shall vest in the Surviving Corporation, (c) all debts, liabilities and duties of the Acquirer and the Company shall become the debts, liabilities and duties of the Surviving Corporation, and (d) all the rights, privileges, immunities, powers and franchises of the Company (as the Surviving Corporation) shall continue unaffected by the Merger and the separate corporate existence of the Company under the laws of the State of Delaware, with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as otherwise set forth in this Agreement.

SECTION 2.02 The Closing. Unless this Agreement shall have been terminated in accordance with Article VII, the closing of the Merger (the “Closing”) will take place on the third Business Day following the satisfaction, or waiver by the Party for whose benefit such condition exists, of the conditions to closing as set forth in Article VI, or such other time as agreed to by the Parties in writing, each in their sole discretion, by exchange of electronic documents or other method as agreed to by the Parties. The date upon which the Closing actually occurs is referred to herein as the “Closing Date”.

SECTION 2.03 Effective Time. On the Closing Date, the Parties will cause the Merger to be consummated by filing of a Certificate of Merger in the form as reasonably agreed to by the Parties (the “Certificate of Merger”), with the Secretary of State of the State of Delaware as provided pursuant to the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the Parties in writing and specified in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

SECTION 2.04 Certificate of Incorporation; Bylaws; Directors and Officers.

(a)

The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Company as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the DGCL. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Company as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the DGCL.

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(b)

At the Closing, the Parent shall take all required actions so that immediately after the Closing, the officers of the Parent shall consist of the individuals set forth on Schedule 2.03(a) and the directors of Parent shall consist of the individuals set forth on Schedule 2.03(b) and each of whom will receive a one-time award of 1,000,000 shares of restricted Parent Common Stock as a one-time director compensation plan, vesting 1/3 on the Closing and 1/3 on each of the 6 months and one year anniversary of the Closing. Brian Lukow shall remain as one director of the Parent, until his successor shall have been duly elected and qualified and all other directors of Parent shall resign and release the Parent of all claims.

(c)	At the Closing, the directors and officers of the Company as in place immediately prior to the Closing shall remain in place as the directors and officers of the Surviving Corporation.

SECTION 2.05 Merger Consideration.

(a)

The Parties acknowledge and agree that the consideration payable to the holders of the Company Stock, subject to the provisions herein, shall be the right to convert all of the shares of shares of Company Stock into a total of 7,000,000 shares of Parent Common Stock (after giving effect to the reverse split contemplated herein and as the same may be adjusted as set forth herein, the “Merger Consideration”), which shall be apportioned between the Company Shareholders based on the number of shares of Company Stock held by each of the Company Shareholders as of the Closing or as designated by Company (as to each share of Company Stock, the “Merger Per Share Consideration”).

(i)	The number of shares of Parent Common Stock constituting the Merger Consideration shall not be reduced..

(ii)

The number of shares of Parent Common Stock constituting the Merger Consideration shall be increased by any rounding up of fractional shares as set forth in Section 2.07(b) and round lots, provided that, for the avoidance of doubt, any such rounded-up shares of Company Common Stock shall be included in the total number of shares of Company Common Stock subject to pro-rata issuance as set forth in Section 2.05(a).

SECTION 2.06 Conversion of Shares.

(a)	At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Acquirer, Parent or any Company Shareholder:

(I)

any shares of Company Stock held as treasury stock or held or owned by the Company or the Acquirer immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii)

Conversion of Parent Common Shares. Each Parent Common Share that is issued and outstanding at the Effective Time, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 0.0003503628 shares of Parent Common Shares immediately following the Effective Time, but not fewer than 100 shares (a round lot). The total number of Parent Common Shares on a fully diluted basis that the Parent Shareholders will receive is 3,000,000 at Effective Time, subject to adjustment and increase for round lots as provided herein.

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(b)

Conversion of Company Shares. Each Company Share that is issued and outstanding at the Effective Time, set forth on Schedule A (representing 100% of the Company Shares), shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive the Merger Consideration. Subject to the Make-Whole Right (as defined below), the total number of Parent Common Shares on a fully diluted basis that the Company Shareholders will receive is 7,000,000 at the Effective Time. Notwithstanding anything herein to the contrary, for so long as any Parent Series B Shares are outstanding, in the event that the Parent issues or shall become obligated to issue any additional shares of Parent Common Stock or securities convertible into Parent Common Stock (including upon the conversion of Parent Debt, Series B Preferred Stock or any existing notes or securities of the Parent immediately prior to the Effective Time), the number of shares of Parent Common Stock to be issued to the Company Shareholders shall be adjusted (the “Make-Whole Right”) to such amount as shall represent seventy (70%) percent ownership following the issuance, after taking into account such additional Parent Common Stock actually issued, subject to a maximum issuance of 7 million additional Make-Whole Right shares, as provided in Section 2.06(d). All Company Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor and any Make Whole Right shares, as may be adjusted hereby, upon the surrender of such certificate in accordance with this Agreement.

(c)

Conversion of Parent Indebtedness. At the Effective Time, all of the Parent Debt, consisting of the convertible notes, loans and related party loans as reported in Parent’s SEC filings and reports and as scheduled subsequent to the date hereof, including all original issue discount,, unpaid interest, fees and penalties, shall represent the right to receive Parent Series B Shares as of the Effective Time, subject to any consents, approvals or exchange agreements required to be obtained from the holders thereof. Upon agreement of the Parent Debt holders to such exchange, the outstanding Parent Debt shall be cancelled and retired and shall cease to exist, and each holder of a note or evidence of indebtedness representing such Parent Debt shall cease to have any rights with respect thereto, except for the right to receive Parent Series B Shares paid in consideration, therefore. At the Effective Time, the Company Debt shall become intercompany indebtedness and cancelled, and the holders of Company Debt shall receive and have the same rights, mutatis mutandis, as the holders of Parent Debt to convert the Company Debt into Parent Series B Shares.

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(d)

Post-closing Adjustment. Immediately after the conversion of the Parent Common Shares, Company Shares, and exchange of Parent Debt for Parent Series B Stock, and the issuance of the Acquisition Shares, the Company Shareholders will own and maintain (for so long as any Parent Series B Shares are outstanding) seventy (70%) percent of the Parent’s Common Shares upon the conversion of Parent B Stock to Parent Common Shares, at and following the Effective Time as contemplated by the Make-Whole Right. In the event that, during the period commencing from the Effective Time and for long as any Parent Series B Shares remain issued and outstanding, the Parent issues or agrees to issue any new Parent Common Shares upon conversion of or in exchange for (i) Parent Series B Shares issued at the Effective Time: (ii) any Parent Debt of Company Debt that has not been converted or exchanged into Parent Series B Shares at the Effective Time or thereafter, or (iii) any other securities into which Parent Series B Shares have been exchanged or converted, then promptly following the issuance thereof, Parent shall issue to the Company Stockholders and/or their designees such number of shares of Parent Common Stock as would result in the Parent’s issuance of seventy (70%) percent of the total amount of Parent Common Stock at and following the Effective Time. For the absence of doubt, the forgoing shall exclude any new sales of equity or equity linked securities (including Parent Common Stock and Parent Series B Shares) to third parties in exchange for cash (excluding the Parent Debt that will be converted into Parent Series B Shares), notes or other property or assets issued in exchange for securities following the Effective Time. The limit on the aggregate number of shares of Parent Common Stock issuable under this Section 2.04(d) shall be 7,000,000 shares, (as may be adjusted for stock splits, stock dividends and recapitalizations).

(iii)

subject to Section 2.06(b), each share of Company Stock outstanding immediately prior to the Effective Time, excluding shares to be canceled pursuant to Section 2.06(a)(i), shall be automatically converted solely into the right to receive a number of shares of Parent Common Stock equal to the Merger Per Share Consideration.

(b)

No fractional shares of Company Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued and any fractional share of Company Common Stock otherwise issuable to any Company Shareholder shall be rounded up to the next whole share.

(c)

Each share of common stock, $0.001 par value per share, of Acquirer issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Company Common Stock. Each stock certificate of Acquirer evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

SECTION 2.07 Closing of Company Transfer Books. At the Effective Time: (a) all shares of Company Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.07 and all holders of Company Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Stock shall be made on such stock transfer books after the Effective Time.

SECTION 2.08 Series B Preferred Stock; Parent Debt.

(a)

Prior to the Closing, the Parent shall designate shares of the preferred stock, par value $0.001 per share, of the Parent (the “Parent Preferred Stock”) as the Series B Convertible Preferred Stock of the Parent (the “Series B Stock”), having the rights and preferences as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, substantially in the form attached hereto as Exhibit A (the “Series B Certificate of Designations”).

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(b)

Prior to the Closing, the Parent shall enter into exchange agreements with each Person to whom the Parent owes any amounts as set forth in Parent SEC Documents (as defined below) under the heading Convertible notes payable, Notes payable, Notes payable – related party and Loans payable, unless waived by Company, pursuant to agreements with such persons or entities (the “Exchange Agreements”), and which shall provide that, at the Closing, such amounts owed to such Persons (the “Parent Debt”) shall be exchanged for shares of Series B Stock in transactions pursuant to Section 3(a)(9) of the Securities Act (the “Debt Exchange Transactions”).

SECTION 2.09 Reverse Split. Prior to the Closing, and as a condition thereof, the Parent shall complete a 1 for 2,854.18, as adjusted, reverse split of the Parent Common Stock (the “Reverse Split”), such that there are no more than 3,000,000 shares of Parent Common Stock shall be issued and outstanding as of the Closing, excluding any shares of Parent Common Stock which may be issued on conversion of the Parent Series B Stock as contemplated herein, as adjusted for issuances subsequent to the date hereof, rounding and round lots as provided herein. The Parties acknowledge and agree that the number of shares of Parent Common Stock as to be issued to the Company Shareholders at the Closing, and the number of shares of Parent Common Stock outstanding at Closing, assume that the Reverse Split has been completed.

SECTION 2.10 Assignment and Assumption. Prior to the Closing, the Parent and Brian Lukow shall enter into an Assignment and Assumption Agreement substantially in the form as attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), pursuant to which the Parent shall assign to Brian Lukow all of the Parent’s media assets, including all Huckapoo, Drama Drama and Dream Street to Brian Lukow, and Brian Lukow will pay to Parent or its designee, an ongoing 5% net royalty on any revenues and sales proceeds derived from such assets after recovery of 100% of the cost to further develop such assets following the Closing.

SECTION 2.11 Tax Reorganization. The Parties intend, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is hereby adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g). The Parties agree to report the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

SECTION 2.12 Conveyance Taxes. Each Company Shareholder will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred by such Company Shareholder as a result of the Transactions.

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Article III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Parent, except as otherwise specifically set forth in the schedules of exceptions to the representations of the Company delivered to the Parent on the Effective Date (“Company Disclosure Schedules”), the Company represents and warrants to the Parent, as of the Effective Date and as of the Closing Date, except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date, as follows:

SECTION 3.01 Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Parent true and complete copies of the certificate of incorporation and Bylaws, each as amended to the Effective Date (as so amended, the “Company Charter Documents”). The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each subsidiary (each, a “Subsidiary”) listed in Section 3.01 of the Company Disclosure Schedule, free and clear of any lien, and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If as of the Closing Date, the Company does not have any subsidiaries, all other references in this Agreement to Subsidiaries shall be disregarded.

SECTION 3.02 Capital Structure. The Company is authorized to issue 1,000 shares of Company Common Stock of which 100 shares are issued and outstanding, all of which are held by the Company Shareholders as set forth in Section 3.02 of the Company Disclosure Schedules. in Section 3.02 of the Company Disclosure Schedules no other shares of Common Stock or preferred stock are issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of formation, the Company Charter Documents or any Contract (as defined hereinafter defined) to which the Company is a party or otherwise bound. Other than as set forth in Section 3.02 of the Company Disclosure Schedules, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock may vote (“Voting Company Debt”). Except as otherwise set forth in Section 3.02 of the Company Disclosure Schedules, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, equity interests in, or any security convertible or exercisable for or exchangeable into any equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Common Stock of the Company.

SECTION 3.03 Validity of Shares; Issuance. The shares of Company Common Stock to be exchanged at the Closing shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens. The offer, issuance and sale of such shares of the Company Common Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of the Company Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

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SECTION 3.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations under this Agreement have been duly authorized and approved by the Company Board. Subject to obtaining the approval of this Agreement by the requisite Company Shareholders required by applicable provisions of the DGCL (the “Company Shareholder Approval”), the Company has taken all actions required by Law, the Company Charter Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Except for the approval of the holders of the Company Common Stock, no consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement. Neither the execution, delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority

SECTION 3.05 No Conflicts; Consents.

(a)

The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of its respective properties or assets is bound or (iii) any material judgment, order or decree (“Judgment”) or Laws applicable to the Company or its properties or assets.

(b)

Except for required filings by the Parent with the SEC and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Authority is required to be obtained or made by or with respect to the Company or any Company Shareholder in connection with the execution, delivery and performance of this Agreement or the performance by the Company of its obligations under this Agreement.

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SECTION 3.06 Taxes.

(a)

The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all material respects except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b)

If applicable, the Company has established an adequate reserve reflected on its financial statements for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)

No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. The amount of the Company’ liability for unpaid Taxes for all periods does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the financial statements of the Company. All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid. The Company is not a party to any Action by any taxing authority. To the Knowledge of the Company, there are no pending or threatened Actions by any taxing authority.

(d)	There are no encumbrances or Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(e)

The Company is not a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement. The Company is not a party to, or bound by, any closing agreement or offer in compromise with any Taxing Authority. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.

(f)

The Company is not and has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise. The Company has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. The Company has not taken any action that could defer a Liability for Taxes of the Company from any period prior to the Closing to any period following the Closing.

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(g)

The Company is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not and has never been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code. The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. The Company is not and has not been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b). There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law).

(h)

The Company has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. The Company has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(i)

None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

SECTION 3.07 Benefit Plans. The Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”). As of the Effective Date, except as set forth in Section 3.07 of the Company Disclosure Schedules, there are no employment, consulting, indemnification, severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.08 Litigation. There is no Action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the Knowledge of the Company, there is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

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SECTION 3.09 Compliance with Applicable Laws. To the Knowledge of the Company, the Company is in material compliance with all applicable Laws. The Company is not and has not been and, to the Knowledge of the Company, the past and present officers, members, managers and affiliates of the Company are not and have not, been the subject of, nor does the Company have any reason to believe that the Company or any of its officers, members, managers or affiliates will be the subject of, (i) any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of Laws, or (ii) any civil, criminal or administrative investigation or proceeding brought by any federal or state agency. This Section 3.09 does not relate to matters with respect to Taxes, which are the subject of Section 3.06.

SECTION 3.10 Reserved.

SECTION 3.11 Brokers; Schedule of Fees and Expenses. Other than as set forth in Section 3.11 of the Company Disclosure Schedules, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of the Company or any Company Shareholder.

SECTION 3.12 Contracts. Section 3.12 of the Company Disclosure Schedules contains a list of all contracts, agreements, franchises, license agreements, debt instruments or other commitments to which the Company is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business. In the case of any material oral agreements, Section 3.12 of the Company Disclosure Schedules contains a description thereof. All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by the Enforceability Exceptions. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Section 3.12 of the Company Disclosure Schedules, the Company’s execution of this Agreement and the consummation of the Transactions would not violate any Contract to which the Company or any of its Subsidiaries is a party nor will the execution of this Agreement or the consummation of the transactions consummated hereby violate or trigger any “change in control” provision or covenant in any Contract to which the Company or any Subsidiary is a party.

SECTION 3.13 Bank Accounts; Power of Attorney. Section 3.13 of the Company Disclosure Schedules sets forth a true and complete list of (i) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by the Company within the past twelve (12) months, the account numbers thereof, and all Persons authorized to sign or act on behalf of the Company; (ii) all safe deposit boxes and other similar custodial arrangements maintained by the Company within the past twelve (12) months; and (iii) the names of all Persons holding powers of attorney from the Company or who are otherwise authorized to act on behalf of the Company with respect to any matter, other than its officers and managers, and a summary of the terms of such powers or authorizations.

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SECTION 3.14 Title to Properties. The Company does not own any real property. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted or result in or would reasonably be expected to result in a Company Material Adverse Effect. Any real property and facilities held under lease by the Company is held under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

SECTION 3.15 Intellectual Property.

(a)

Section 3.15(a) of the Company Disclosure Schedules sets forth a complete and accurate list of all software, patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefore, owned or used by Company or in which it has any rights or licenses, except for software used by Company and generally available on the commercial market; and a complete and accurate description of all agreements with each officer, employee or consultant of Company (or any subsidiary of the Company) providing Company (or any subsidiary of the Company) with title and ownership to patents, patent applications, trade secrets and inventions developed or used by Company in its business. All of such agreements are valid, enforceable and legally binding, except as limited by the Enforceability Exceptions.

(b)

The Company owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, propriety know-how or information, or other rights with respect thereto (collectively referred to as “Proprietary Rights”), used in the business of Company, and the same are sufficient to conduct Company business as it has been and is now being conducted.

(c)

The operations of Company do not conflict with or infringe, and no one has asserted to Company that such operations conflict with or infringe on any Proprietary Rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeal pending against Company with respect to any Proprietary Rights, and none has been threatened against Company. There are no facts or alleged fact which would reasonably serve as a basis for any claim that Company does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the conduct of the business of Company as it has been and is now being conducted.

(d)

To the Knowledge of the Company, no current employee of Company (or any subsidiary of the Company) is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with Company or any previous employer.

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SECTION 3.16 Condition and Sufficiency of Assets. Except for ordinary wear and tear, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the conduct of the Company’ business as conducted as of the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as conducted as of the Closing.

SECTION 3.17 Accounts Receivable. The accounts receivable reflected on the books and records of the Company and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business; (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business; and (c) are collectible in full within ninety (90) calendar days after billing.

SECTION 3.18 Insurance. The Company does not hold any insurance policy.

SECTION 3.19 Transactions With Affiliates and Employees. Except as set forth in Section 3.19 of the Company Disclosure Schedule, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) $120,000 or (ii) one percent of the average of the Company’ total assets at year-end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

SECTION 3.20 Application of Takeover Protections. The Company is not subject to any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under the Company Charter Documents or the laws of the State of Delaware that is or could become applicable to Company as a result of the Company fulfilling its obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Acquisition Shares and the Company Shareholder’s ownership of the Acquisition Shares.

SECTION 3.21 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

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SECTION 3.22 ERISA Compliance; Excess Parachute Payments. The Company does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Company Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Company.

SECTION 3.23 No Additional Agreements. The Company does not have any agreement or understanding with respect to the Merger other than as specified in this Agreement.

SECTION 3.24 Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.25 Disclosure. All disclosure provided to the Parent regarding the Company, its business and the Transactions, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and the Company Disclosure Schedules) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.26 Absence of Certain Changes or Events. Except in connection with the Transactions and as disclosed in Section 3.26 of the Company Disclosure Schedules, since inception, the Company has conducted its business only in the ordinary course, and there has not been;

(a)

any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)	any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)	any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)	any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Company’s ownership or use of such property or assets;

(g)

any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(h)	any alteration of the Company’s method of accounting or the identity of its auditors;

(i)

any declaration or payment of dividend or distribution of cash or other property to the Company Shareholders or any purchase, redemption or agreements to purchase or redeem any of the Common Stock of the Company;

(j)	any issuance of equity securities to any officer, director or affiliate; or

(k)	any arrangement or commitment by the Company to do any of the things described in this Section 3.26.

SECTION 3.27 Foreign Corrupt Practices. Neither the Company, nor, to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.28 Licenses and Permits. The Company has obtained and maintains all federal, state, local and foreign licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted and as proposed to be conducted the absence of which has caused or is reasonably likely to cause a Company Material Adverse Effect. The Company is not in default under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications except for such defaults that have not caused or would not reasonably be likely to result in a Company Material Adverse Effect.

SECTION 3.29 Indebtedness. Except for the Company Debt and indebtedness incurred in the ordinary course of business, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or is in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Company Material Adverse Effect, and (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Company Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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SECTION 3.30 Liabilities. Section 3.30 of the Company Disclosure Schedules sets forth (i) a true, correct and complete list of all outstanding loans, lines of credit and other indebtedness incurred by the Company, inclusive of any outstanding loans, lines of credit and other indebtedness incurred by the Company, the repayment obligations for which are secured by any of the Company’s assets; (ii) with respect to each loan described in the foregoing clause, the remaining amounts due thereunder as of the Effective Date and (iii) any other Liabilities of the Company in excess of $5,000.

SECTION 3.31 Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

SECTION 3.32 Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the Knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

SECTION 3.33 No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’ outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “the Company Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any the Company Covered Person is subject to a Disqualification Event.

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SECTION 3.34 Management. Since August 9, 2017, no current officer or director or, to the Knowledge of the Company, no former officer or director or current ten percent (10%) or greater member of the Company or any of its Subsidiaries has been the subject of:

(a)

a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(b)	a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c)

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(d)

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in Section 3.34(c), or to be associated with persons engaged in any such activity;

(e)

a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(f)

a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

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SECTION 3.35 Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

SECTION 3.36 Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

SECTION 3.37 No Undisclosed Events, Liabilities, Developments or Circumstances. To the Knowledge of the Company, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or condition (financial or otherwise), that in the reasonable judgment of the Company (i) has not already been made known to the Parent; or (ii) could have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedules, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise). The Company Disclosure Schedules set forth all financial and contractual obligations and liabilities (including any obligations to issue equity or other securities of the Company) due after the Effective Date.

SECTION 3.38 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Company Shareholders nor the Company has made any representation or warranty, express or implied, concerning the Company, its financial condition, results of operations or assets, and such representations and warranties supersede any prior statements made by any person regarding the Transactions.

Article IV. REPRESENTATIONS AND WARRANTIES OF THE PARENT

As an inducement to, and to obtain the reliance of the Company, except as otherwise specifically set forth in the schedules of exceptions to the representations of the Parent delivered to the Company on the Effective Date (“Parent Disclosure Schedules”) or as set forth in the Parent SEC Documents (as defined below), the Parent represents and warrants to the Company, as of the Effective Date and as of the Closing Date, except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date, as follows:

SECTION 4.01 Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Parent is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to the Company true and complete copies of the Articles of Incorporation of the Parent, as amended to the Effective Date (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the Effective Date (as so amended, the “Parent Bylaws” and collectively, the Parent Charter and the Parent Bylaws are referred to as the “Parent Charter Documents”). Acquirer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full organizational power and authority to enter into this Agreement. Acquirer has not conducted any business and has no liabilities of whatever kind or nature or any obligations other than as provided for in this Agreement.

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SECTION 4.02 Subsidiaries; Equity Interests. Other than as disclosed the Parent SEC Documents, the Parent does not own, directly or indirectly, any capital stock, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03 Capital Structure. The authorized capital stock of the Parent consists of nineteen billion (19,000,000,000) shares of Parent Common Stock, and five million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Parent Preferred Stock”), of which 51 shares of the Parent Preferred Stock have been designated as the Series A Stock. As of the Effective Date there are 8,562,553,996 shares of Parent Common Stock issued and outstanding and 51 shares of Series A Stock issued and outstanding. As of the Effective Date, Parent also has (i) warrants outstanding for the purchase of shares of Parent Common Stock, (ii) options outstanding for the purchase of shares of Parent Common Stock; and (iii) outstanding convertible debt that may be converted into shares of Parent Common Stock, depending on the conversion price, as set forth in the SEC filings. Other than as set forth herein, no other shares of capital stock or other voting securities of the Parent are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Parent are, and all such shares that may be issued prior to the Effective Date will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Utah Business Corporation Law, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Parent Common Stock may vote. Except as set forth in the Parent SEC Reports, as of the Effective Date, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (i) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent, (ii) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. Except as set forth in Section 4.03 of the Parent Disclosure Schedule, the Parent is not a party to any agreement granting any security holder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act.

SECTION 4.04 Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Parent Board, by the Board of Directors of the Acquirer, and other than approval of this Agreement and the Merger by the Parent as the sole shareholder of the Acquirer, no other corporate proceedings on the part of the Parent or Acquirer are necessary to authorize this Agreement and the Transactions other than any approvals as may be required to accomplish the Reverse Split. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof, except as such enforceability may be limited by the Enforceability Exceptions.

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SECTION 4.05 No Conflicts; Consents.

(a)

The execution and delivery by the Parent of this Agreement and the consummation of the Transactions do not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject and required filing with the SEC and any required blue sky filings, any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)

No Consent of, or registration, declaration or filing with, or permit from, any Governmental Authority is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger, other than the (A) filing with the SEC of reports under Section 13 and Section 16 of the Exchange Act, (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions and the Parent’s Shareholder Approval; and (C) such filings and approvals as are required in connection with the Reverse Split or the designation of the Series B Stock.

SECTION 4.06 SEC Documents; Undisclosed Liabilities.

(a)

The Parent has filed or furnished (as applicable) all Parent SEC Documents since September 30, 2022, pursuant to Section 13 and Section 15 of the Exchange Act and applicable regulations promulgated thereunder and together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by Parent with the SEC subsequent to October 1, 2022, together will all amendments thereto and including all exhibits and schedules thereto and documents incorporated by reference therein collectively the “Parent SEC Documents”.

(b)

As of its respective filing date, or in the case of Parent SEC Documents that are registration statements filed pursuant to the Securities Act, as of their respective effective dates, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the Parent SEC Documents: (i) have been prepared from and in accordance with, and accurately reflect, the books and records of Parent and its Subsidiaries in all material respects; (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (iii) have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as may be indicated in the notes thereto or, for normal and recurring year-end adjustments as may be permitted by the SEC on Form 10-Q or Form 8-K or any successor or like form) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iv) fairly present the financial position of Parent and Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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SECTION 4.07 Internal Controls; Sarbanes-Oxley Act.

(a)

Except as disclosed in the Parent SEC Documents, Parent and its Subsidiaries have implemented and maintain internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of Parent financial statements in accordance with GAAP, which includes policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and disposition of the assets of Parent and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of Parent financial statements in accordance with GAAP, and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with authorizations of Parent’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on the Parent financial statements.

(b)

Except as disclosed in the Parent SEC Documents, Parent (i) has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed to Parent’s auditors and to the Parent Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting.

SECTION 4.08 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents or in Section 4.08 of the Parent Disclosure Schedule, from the date of the most recent audited financial statements included in the Parent SEC Documents to the Effective Date, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)	any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)	any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

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(e)	any material change to a material Contract by which the Parent or any of its assets is bound or subject that would have a Parent Material Adverse Effect;

(f)	any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder other than in the ordinary course of business;

(g)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(h)

any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)

any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(j)	any alteration of the Parent’s method of accounting or the identity of its auditors;

(k)	any issuance of equity securities to any officer, director or affiliate, except pursuant to existing option plans of the Parent; or

(l)	any arrangement or commitment by the Parent to do any of the things described in this Section 4.08.

SECTION 4.09 Taxes.

(a)

The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)	There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent. The Parent is not bound by any agreement with respect to Taxes.

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SECTION 4.10 Litigation. Except as disclosed in the Parent SEC Documents or in Section 4.10 of the Parent Disclosure Schedule, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Acquisition Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect and neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.11 Compliance with Applicable Laws. Except as disclosed in the Parent SEC Documents or in Section 4.11 of the Parent Disclosure Schedules, the Parent is in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Documents or in Section 4.11 of the Parent Disclosure Schedules, the Parent has not received any written communication during the past two years from a Governmental Authority that alleges that the Parent is not in compliance in any material respect with any applicable Law. The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.12 Contracts. Except as disclosed in the Parent SEC Documents or in Section 4.12 of the Parent Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Parent taken as a whole. The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.13 Title to Properties. The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted or result in or would reasonably be expected to result in a Parent Material Adverse Effect. The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

SECTION 4.14 Disclosure. All disclosure provided to the Company regarding the Parent, its business and the Transactions, furnished by or on behalf of Parent (including Parent’s representations and warranties set forth in this Agreement and the Parent Disclosure Schedules) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

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SECTION 4.15 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent or the Company is obligated in connection with the transactions contemplate by this Agreement based upon arrangements made by or on behalf of the Parent.

SECTION 4.16 Application of Takeover Protections. The Parent is not subject to any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under the Parent Charter Documents or the laws of the State of Utah that is or could become applicable to Parent as a result of the Parent fulfilling its obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Acquisition Shares and the Company Shareholders’ ownership of the Acquisition Shares.

SECTION 4.17 Money Laundering. The Parent is in compliance in all material respects with, and has not previously violated in any material respect, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

SECTION 4.18 No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedules, to the best knowledge of the Parent no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Parent or its business, properties, liabilities, operations (including results thereof) or condition (financial or otherwise), that in the reasonable judgment of the Parent (i) has not already been made known to the Company or the Company Shareholders; or (ii) could have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedules, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise). The Parent Disclosure Schedules and/or the Parent SEC Documents set forth all financial and contractual obligations and liabilities (including any obligations to issue equity or other securities of the Parent) due after the Effective Date.

SECTION 4.19 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement the Parent has not made any representation or warranty, express or implied, concerning the Parent, its financial condition, results of operations or assets, and such representations and warranties supersede any prior statements made by any person regarding the Merger or the Transactions.

SECTION 4.20 Foreign Corrupt Practices. Neither the Parent, nor, to the Parent’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Parent has, in the course of its actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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Article V. COVENANTS

SECTION 5.01 Conduct of Business. Between the Effective Date and the Closing or the earlier termination of this Agreement in accordance with its terms, the Company shall conduct its business diligently and in the ordinary course consistent with the manner in which the Company has been operated up to the date of execution of this Agreement.

SECTION 5.02 Exclusivity. Until this Agreement is terminated, subject to any fiduciary obligations applicable to their respective boards of directors, the Company and the Parent shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions. The Company shall notify the Parent immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. The Parent shall notify the Company immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

SECTION 5.03 Public Announcements. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 5.04 Fees and Expenses. Other than as specifically set forth herein, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement and the Transactions are consummated.

Article VI. CONDITIONS PRECEDENT

SECTION 6.01 Conditions Precedent in favor of all Parties. Each Party’s obligations to carry out the Transactions and to consummate the Closing are subject to the fulfillment (or waiver by each of the Parties in their sole discretion) of each of the following conditions precedent on or before the Closing:

(a)	The Company Shareholder Approval shall have been obtained.

(b)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition or prohibition on the consummation of the Closing.

(c)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(d)	The Parties shall have received all necessary approvals from all required Governmental Authorities to consummate the Transactions.

(e)	The Parent Board shall have approved this Agreement and the Transactions and shall not have withdrawn such approval.

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(f)	The Company Board shall have approved this Agreement and the Transactions and shall not have withdrawn such approval.

(g)	The Exchange Agreements shall have been approved by the Debt holders of the Parent, and upon execution at closing the Debt Exchanges shall be occurring simultaneously with the Closing.

(h)	The Certificate of Designations shall have been filed and shall be effective.

(i)	The Reverse Split shall have been consummated and have become effective.

(j)	The Certificate of Merger shall be executed by all parties thereto in a form acceptable for filing with the Secretary of State of the State of Delaware.

(k)

A minimum of $500,000 of investment or bridge financing on such terms and subject to such conditions as shall be acceptable to Company and the Parent shall be simultaneously closed at the Closing of the Merger.

(l)	The Assignment and Assumption Agreement shall have been executed and the transactions as set forth therein shall be closing substantially simultaneously as the Merger.

SECTION 6.02 Conditions Precedent in favor of Parent. Parent’s obligations to carry out the Transactions and to consummate the Closing are subject to the fulfillment (or waiver by Parent) of each of the following conditions precedent on or before the Closing:

(a)

The representations and warranties made by the Company in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality and the representations and warranties in Section 3.02 and Section 3.03, which shall each be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement.

(b)

The Company shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing.

(c)

The Company shall have provided to the Company audited financial statements for the Company and related auditor reports thereon from a Public Company Accounting Oversight Board-registered auditor, which consents to the inclusion of its statements in SEC public filings, for each of the two most recently ended fiscal years and any other period audited or unaudited but reviewed financials are required to be included in the filings by the Parent with the SEC following the Closing pursuant to applicable Law, and unaudited statements for any other required interim periods.

(d)	All of the holders of the Company Stock shall have approved the Merger.

(e)

The Parent shall have received confirmation from each of the Company Shareholders that such the Company Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D pursuant to the Securities Act or shall have determined, in the Parent’s sole discretion, that there is an alternate exemption for the issuance of the Merger Consideration to the Company Shareholders without registration thereof under the Securities Act.

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(f)

The Company shall not have any debt (other than the Company Debt that will become intercompany debt after the Effective Time), except for debt incurred in the ordinary course of the Company’s business.

(g)	The capitalization structure of the Company shall be as set forth herein,

(h)	There shall not have occurred any Company Material Adverse Effect.

(i)

The Parent shall have completed its due diligence investigation of the Company and the consideration of the Acquisition Shares being received by the Company Shareholders that is reasonably acceptable to the Parent Board,

SECTION 6.03 Waiver by Parent. The conditions precedent set out in Section 6.02 are inserted for the exclusive benefit of Parent and any such condition may be waived in whole or in part by Parent at or prior to Closing by delivering to the Company a written waiver to that effect signed by Parent.

SECTION 6.04 Conditions Precedent in Favor of the Company. The obligations of the Company to carry out the Transactions and to consummate the Closing are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)

The representations and warranties made by the Parent in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality which shall each be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement.

(b)

The Parent shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by the Parent prior to or at the Closing.

(c)	The Company shall have completed its review and inspection of the books and records of Parent and its subsidiaries and shall be reasonably satisfied with same in all material respects.

(d)

Parent will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to the Company Shareholders at the Closing and the Acquisition Shares will be registered on the books of Parent in the name of the Company Shareholders at the Effective Time.

(e)	Title to the Acquisition Shares will be free and clear of all Liens, other than applicable restrictions imposed by the Parent Charter Documents and applicable securities Laws.

(f)	There shall not have occurred any Parent Material Adverse Effect;

(g)	The Parent Series A Stock shall have been transferred by Brian Lukow to Jeffrey Burton or to his designee.

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SECTION 6.05 Waiver by Company. The conditions precedent set out in Section 6.04 are inserted for the exclusive benefit of Company and any such condition may be waived in whole or in part by Company at or prior to the Closing by delivering to Parent a written waiver to that effect signed by Company. In the event that the conditions precedent set out in Section 6.04 are not satisfied on or before the Closing Company shall be released from all obligations under this Agreement.

Article VII. TERMINATION

SECTION 7.01 Termination by Mutual Consent. This Agreement may be terminated at or prior to the Closing Date:

(a)	by the mutual written consent of Parent and Company;

(b)

By the Company (i) immediately if the Company is not reasonably satisfied with its due diligence review, (ii) if FINRA approval of the Reverse Split has not occurred on or prior to the End Date (as defined below) provided unless the Parent is using its good faith efforts to satisfy FINRA comments, in which case such termination right shall be extended fo so long as Parent is actively responding to FINRA, or (iii) if the conditions to the Closing as set forth in Section 6.01 and Section 6.04 have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by May 30, 2023 (the “End Date”), provided, however, that the Company may not terminate this Agreement pursuant to this clause (i) of this Section 7.01 if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Company; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Parent contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.04 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the Parent, as applicable, within five (5) Business Days after receipt by the Parent of written notice thereof from the Company or is not reasonably capable of being cured prior to the End Date;

(c)

By the Parent (i) if the conditions to Closing as set forth in Section 6.01 or Section 6.02 have not been satisfied or waived by the Parent, which waiver the Parent may give or withhold in its sole discretion, by the End Date, provided, however, that the Parent may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Parent; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Parent or cured by the Company, as applicable, within five (5) Business Days after receipt by the Company of written notice thereof from the Parent or is not reasonably capable of being cured prior to the End Date; or

(d)

By any Party, if a court of competent jurisdiction or other Governmental Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable.

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Article VIII. DELIVERABLES AT THE CLOSING

SECTION 8.01 Documents to be Delivered by the Company. At the Closing, the Company will deliver or cause to be delivered to the Parent:

(a)	A certificate of the Secretary of the Company, dated as of the Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(d) have been satisfied and that the statements therein are true and correct;

(i)	Attaching copies of the Company Charter Documents, and with the Company’ Certificate of Incorporation being certified by the Delaware Secretary of State; and

(ii)	attaching a certificate of status issued by the Delaware Secretary of State for the Company, dated as of a date within 5 days of the Closing Date; and

(b)	such other documents as Parent may reasonably require to give effect to the terms and intention of this Agreement.

SECTION 8.02 Documents to be Delivered by Parent. At the Closing, Parent shall:

(a)

Record the applicable Company Shareholders in the books and records of the Parent as the owners of the applicable shares of Parent Common Stock constituting the Merger Consideration payable to each applicable Company Shareholder; and

(m)	Deliver to the Company a certificate of the Secretary of the Parent, dated as of the Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.04(a) and Section 6.04(b) have been satisfied and that the statements therein are true and correct; and

(ii)	attaching a certificate of status issued by the Utah Secretary of State for the Parent, dated as of a date within 5 days of the Closing Date;

(b)	Deliver to the Company such other documents as the Company may reasonably require to give effect to the terms and intention of this Agreement.

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Article IX. MISCELLANEOUS

SECTION 9.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as set forth herein. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail. Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Subject to the foregoing, notices shall be sent as follows:

If to the Parent or the Acquirer, to:

All For One Media Corp.

236 Sarles Street

Mt. Kisco, NY 10548

Attn: Brian Lukow, CEO

Email: Brian@entbrands.com

With a copy, which shall not constitute notice, to:

Anthony L.G, PLLC

Attn: Laura Anthony

625 N. Flagler Drive

West Palm Beach, FL

Attn: lanthony@anthonypllc.com

If to the Company, to:

All Entertainment Media Group, Inc.

1767 Veterans memorial Highway

Islandia, NY 11749

Attn: Jeffrey Burton, CEO

Email: execpub@yahoo.com

With a copy (which will not constitute notice to the Company) to:

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attn: Edward H. Schauder

Email: eschauder@nasonyeager.com

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SECTION 9.02 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Parent. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 9.03 Replacement of Securities. If any certificate or instrument evidencing any Acquisition Shares is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument. If a replacement certificate or instrument evidencing any Acquisition Shares is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 9.04 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Company and Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 9.05 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”.

SECTION 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

SECTION 9.07 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and facsimile or electronic delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 9.08 Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 9.09 Section References and Schedules. Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

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SECTION 9.10 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) other than as specifically set forth herein, are not intended to confer upon any person other than the Parties any rights or remedies. The representations and warranties of the Company Shareholder and the Company contained in this Agreement shall survive the Closing and the termination of this Agreement.

SECTION 9.11 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

SECTION 9.12 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

SECTION 9.13 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in New York City, New York. By execution and delivery of this Agreement, each Party irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

SECTION 9.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.14. EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER AND GRANTS THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

SECTION 9.15 Limitation on Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS FOR SPECIAL, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

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SECTION 9.16 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

SECTION 9.17 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the Transactions, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

SECTION 9.18 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the Parties shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

SECTION 9.19 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the  Parties have executed and delivered this Agreement as of the Effective Date.

ALL FOR ONE MEDIA CORP.

By:	/s/ Brian Lukow
Name:	Brian Lukow
Title:	Chief Executive Officer

ALL ENTERTAINMENT MEDIA GROUP, INC.

By:	/s/ Jeffry Burton
Name:	Jeffry Burton
Title:	Chief Executive Officer

AFOM ACQUISTION, INC.

By:	/s/ Brian Lukow
Name:	Brian Lukow
Title:	Chief Executive Officer

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Exhibit A

Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

ALL FOR ONE MEDIA, INC.

The undersigned, Chief Executive Officer of All for One Media, Inc. a Utah corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on ____ __, 2023.

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation of the Corporation to provide by resolution or resolutions for the issuance of up to 5 million shares of Preferred Stock, par value $0.001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. DESIGNATION AND AUTHORIZED SHARES. THE CORPORATION SHALL BE AUTHORIZED TO ISSUE ___________ (___,___) SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.001 PER SHARE (THE “SERIES B PREFERRED STOCK”).

Section 2. STATED VALUE. EACH SHARE OF SERIES B PREFERRED STOCK SHALL HAVE A STATED VALUE OF $10.00 PER SHARE (THE “STATED VALUE”).

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Section 3. LIQUIDATION.

(a)

Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series B Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value. All preferential amounts to be paid to the holders of Series B Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series B Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock. If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series B Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series B Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b)

Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Section 4. VOTING AND DIVIDENDS.

(a)

Voting. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series B Preferred Stock are convertible into at such time. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of Common Stock and Series A Convertible Preferred Stock on all matters and shall not vote as a separate class.

(b)	Dividends. The holders of Series B Preferred Stock will be entitled to dividends, if and when declared and paid, on an as-converted basis with the Common Stock.

Section 5. CONVERSION.

(a)

Conversion Right. Each share of Series B Preferred Stock may, from time to time, be converted into shares of fully paid and nonassessable shares of Common Stock (the “Conversion Shares”) at a rate determined by dividing the Stated Value by the Conversion Price. The “Conversion Price” will be equal to $0.25 per share, subject to adjustment in accordance with Section 8.

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(b)

Conversion Procedure. In order to exercise the conversion privilege under Section 5, the holder of any shares of Series B Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series B Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice. At such time as the certificate or certificates representing the Series B Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to Section 5. In case of conversion under Section 5 of only a part of the shares of Series B Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series B Preferred Stock which have not been converted. Until such time as the certificate or certificates representing Series B Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series B Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the Series B Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series B Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

(c)

Maximum Conversion. (i) Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series B Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the holder at such time, the number of shares of Common Stock which would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the holder would like to waive this Section 5(c)(i) with regard to any or all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, this Section 5(c)(i) will be of no force or effect with regard to all or a portion of the Series B Preferred Stock referenced in the 4.99% Waiver Notice.

(ii)

Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series B Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “9.99% Waiver Notice”) that the holder would like to waive this Section 5(c)(ii) with regard to any or all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, this Section 5(c)(ii) will be of no force or effect with regard to all or a portion of the Series B Preferred Stock referenced in the 9.99% Waiver Notice.

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Section 6. OTHER PROVISIONS.

(a)

Reservation of Common Stock. The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series B Preferred Stock from time to time outstanding.

(b)

Record Holders. The Corporation and its transfer agent, if any, for the Series B Preferred Stock may deem and treat the record holder of any shares of Series B Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7. RESTRICTION AND LIMITATIONS. EXCEPT AS EXPRESSLY PROVIDED HEREIN OR AS REQUIRED BY LAW SO LONG AS ANY SHARES OF SERIES B PREFERRED STOCK REMAIN OUTSTANDING, THE CORPORATION SHALL NOT, WITHOUT THE VOTE OR WRITTEN CONSENT OF THE HOLDERS OF AT LEAST A MAJORITY OF THE THEN OUTSTANDING SHARES OF THE SERIES B PREFERRED STOCK, TAKE ANY ACTION WHICH WOULD ADVERSELY AND MATERIALLY AFFECT ANY OF THE PREFERENCES, LIMITATIONS OR RELATIVE RIGHTS OF THE SERIES B PREFERRED STOCK.

Section 8. CERTAIN ADJUSTMENTS.

(a)

Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series B Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series B Preferred Stock shall receive such consideration as if such number of shares of Series B Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

(b)

Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series B Preferred Stock, the holders shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of such shares of Common Stock.

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(c)

Approval of the holders of the Series B Preferred Stock for certain subsequent equity sales. If, at any time while the Series B Preferred Stock is outstanding, other than in connection with any Exempt Issuance (as defined below), the Corporation shall not sell or enter into an agreement to sell Common Stock (including any securities convertible or exchangeable into Common Stock) for consideration lower than the Conversion Price then in effect (or sell or enter into an agreement to sell securities convertible or exercisable into common stock at a conversion or exercise lower than the Conversion Price then in effect), without the prior written consent of the holders of a majority of the then outstanding Series B Preferred Stock. “Exempt Issuance” means (i) shares of Common Stock, restricted stock units or options to purchase Common Stock issued to directors, officers, employees, or consultants of the Corporation for services rendered to the Corporation in their capacity as such pursuant to an Equity Incentive Plan or similar plan approved by the stockholders of the Corporation issued at fair market value, (ii) shares of Common Stock issued upon the conversion or exercise of convertible securities (other than standard options to purchase Common Stock issued pursuant to an Equity Incentive Plan that are covered by clause (i) above) which are outstanding as of the date of issuance of the Series B Preferred Stock, (iii) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or pursuant to the terms of this Certificate of Designation (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the date of execution), (iv) securities issued to any placement agent or other registered broker-dealers as reasonable commissions or fees in connection with any financing transactions which must be (A) at least 120% above the price of the common stock or conversion price of the common stock equivalent sold in the financing transaction (and if there is a unit of different securities sold the lowest price of the common stock or the conversion price used in the financing transaction), or (B) such lower or higher price which is approved by the Financial Industry Regulatory Authority as reasonable compensation, (v) securities issued pursuant to a merger, acquisition or similar transaction; provided that (A) the primary purpose of such issuance is not to raise capital, (B) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such transactions, (2) the actual owners of such assets or securities acquired in such merger, acquisition or similar transaction, (3) the shareholders, partners or members of the foregoing persons and (4) persons whose primary business does not consist of investing in securities, and (C) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Corporation shall not be disproportionate to such person’s actual ownership of such assets or securities to be acquired by the Corporation (as applicable), or (vi) a strategic transaction approved by a majority of the disinterested directors of the Corporation, provided that (A) any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating Corporation in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, (B) the primary purpose of such issuance is not to raise capital, (C) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such strategic transactions, (2) the actual owners of such strategic assets or securities acquired, and (3) the shareholders, partners or members of the foregoing persons, and (D) the number or amount (as the case may be) of such shares of Common Stock issued to such person by the Corporation shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such strategic assets or securities to be acquired by the Corporation (as applicable).

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____day of _____2023.

By:
Name:
Title:

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Exhibit B

Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made as of this __ day of _______, 2023, by All For One Media, Inc., a Utah corporation (“Assignor”), to Brian Lukow, an individual (“Assignee”).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of April __, 2023, by and among Assignor, AEMG Acquisition Sub, Inc., a Nevada corporation, and All entertainment Media Group, Inc., a Delaware corporation (the “Agreement”), Assignor agreed to sell, transfer, convey, assign and deliver to Assignee all all of Assignor’s rights and obligations under all intellectual property and other assets in and to “Huckapoo”, “Drama Drama” and “Dream Street” (the “Property”) of Assignor and Assignee has agreed to accept such assignment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Assignment. Assignor, as of the date hereof, assigns, transfers and conveys to Assignee all of Assignor's rights and obligations under the Property, including any deposits paid thereunder.

2.	Assumption. Assignee accepts the foregoing assignment and assumes all of Assignor’s obligations under the Property, as of the date hereof.

3.	Indemnity. Assignee agrees to indemnify and hold harmless Assignor from and against all loss, cost, liability and expense arising out of or in connection with the Propert after the date hereof.

4.

Entire Agreement. This Assignment, contains the entire understanding of the parties hereto in respect of the transactions described herein. There are no restrictions, promises, representations and warranties, covenants or undertakings as to such transactions other than those expressly set forth or referred to herein or in such other agreements dated the date hereof, and this Agreement together with such others supersedes all prior agreements and understandings between the parties with respect thereto.

5.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR:	ASSIGNEE:

ALL FOR ONE MEDIA, INC.	BRIAN LUKOW

By:
Name:
Title:

AGREED AND ACCEPTED:

ALL ENTERTAINMENT MEDIA GROUP, INC.

By:

Name:

Title:

By:

Name:

Title:

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Schedule A

Name of Shareholder	Type of Security of Company Security Held	Number of Shares of the Common Stock of Parent Common Stock to be issued*
Jeffrey Burton	Common Stock	55
Todd Napolitano	Common Stock	45

_____________________________

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Schedule 2.03 (a)

Directors-

Jeff Burton (Chairman)

Todd Napolitano

Brandon Steiner

Brian Lukow

____________

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Schedule 2.03(b)

Officers-

Jeff Burton CEO

Todd Napolitano President, Treasurer and Secretary

Brian Lukow COO

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PARENT SCHEDULE 4.02 CAPITALIZATION

SEE SEC DOCUMENTS

1,000,000 shares (post reverse split) vesting as provided herein to Brian Lukow

TOTAL EMPLOYEES 0

TOTAL NON-EMPLOYEES 1

TOTAL 1

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